Exhibit 99.1

Citizens & Northern Corporation and Covenant Financial, Inc.

Announce Completion of Acquisition

July 1, 2020 For Immediate Release

WELLSBORO, Pa. and DOYLESTOWN, Pa. -- Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC), headquartered in Wellsboro, Pennsylvania, and Covenant Financial, Inc. (“Covenant”), headquartered in Doylestown, Pennsylvania, announced the completion of their merger as of July 1, 2020. The parties previously announced the execution of an agreement and plan of merger on December 18, 2019. Under the agreement, Covenant merged with and into C&N and Covenant’s bank subsidiary, Covenant Bank, merged into C&N’s bank subsidiary, Citizens & Northern Bank.

Citizens & Northern Bank now operates 29 banking offices located in Bradford, Bucks, Cameron, Chester, Lycoming, McKean, Potter, Sullivan and Tioga Counties in Pennsylvania and Steuben County in New York as well as loan production offices in Elmira, New York, and Warminster and York, Pennsylvania. With the addition of Covenant, C&N is projected to have assets of approximately $2.3 billion.

C&N’s President and CEO, Brad Scovill, said, “We are pleased to start the second half of 2020 by welcoming the shareholders, customers and employees of Covenant Bank to our C&N family. Covenant’s deep roots in Bucks and Chester Counties and its relationship-based, community focused culture aligns well with C&N’s mission and values. Combining Covenant with our recent acquisition of Monument Bank last year strengthens our position to create value for customers and communities in the attractive and growing southeastern Pennsylvania markets.”

Upon completion of the acquisition of Covenant, the former Covenant shareholders became entitled to receive either (i) $16.50 in cash without interest or (ii) 0.6212 shares of C&N common stock, together with cash in lieu of fractional shares of C&N common stock, for each outstanding share of Covenant common stock. Based on the $20.65 per share closing price of C&N common stock on June 30, 2020, the total transaction value for the Covenant transaction was approximately $63.9 million (including options). Effective as of the completion of the Covenant transaction, Covenant directors Stephen M. Dorwart and Robert G. Loughery were appointed to the boards of directors of C&N and Citizens & Northern Bank.

Blair Rush, Covenant’s President/Chief Operating Officer, and Kelley Cwiklinski, Covenant’s Chief Lending Officer, will join the C&N southeast regional leadership team as Executive Vice President/Region President and Senior Vice President/Regional Commercial Lending Executive, respectively.

About C&N

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania which operates 29 banking offices located in Bradford, Bucks, Cameron, Chester, Lycoming, McKean, Potter, Sullivan and Tioga Counties in Pennsylvania and Steuben County in New York, as well as loan production offices in Elmira, New York and Warminster and York, Pennsylvania. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the acquisition of Covenant Financial, Inc. (the “Covenant Transaction”); any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to the Covenant Transaction; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made, even if subsequently made available by C&N on its website or otherwise. C&N does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that C&N anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in C&N’s Annual Report on Form 10-K and those disclosed in C&N’s other periodic reports filed with the SEC, as well as the possibility that expected benefits of the Covenant Transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that C&N’s and Covenant’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that C&N is unable to successfully implement integration strategies related to the Covenant Transaction; reputational risks and the reaction of the companies’ shareholders, customers, employees and other constituents to the Covenant Transaction, diversion of management time as a result of matters related to Covenant Transaction, and the impact of COVID-19. The list of factors presented here, and the list of factors that are presented in the registration statements on Form S-4 for each of the Covenant Transaction, is not, and should not be considered, a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. For any forward-looking statements made in this press release or in any documents, C&N claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.